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                                                                  EXHIBIT 10.16

                               BANK OF TENNESSEE
                        SPLIT DOLLAR LIFE INSURANCE PLAN


         As authorized pursuant to the Resolution of the Board of Directors of Bank of Tennessee, (the "Bank"), dated the 12th day of May, 1994, the Centura Banks, Inc. Split Dollar Insurance Plan as Assumed by Bank of Tennessee, is amended and restated, and shall be renamed the Bank of Tennessee Split Dollar Life Insurance Plan, effective as of this 12th day of May, 1994 and shall read as follows:

                              ARTICLE I - PURPOSE

1.1 The purpose of the Plan is to provide split dollar life insurance benefits to a limited group of employees and directors who contribute materially to the continued growth, development, and future business of Bank of Tennessee.

1.2 This Plan is intended to qualify as a life insurance employee benefit plan as described in Revenue Ruling 64-328, as revised or amplified and is further intended to comply with the exemption of Department of Labor Regulation Section 2520.104-20, and shall be construed accordingly.

                            ARTICLE II - DEFINITIONS

         For the purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

2.1      "Bank" shall mean Bank of Tennessee.

2.2 "Beneficiary" shall mean the person(s), trust(s), or the estate of a Participant, entitled to receive any benefits under this Plan upon the death of a Participant.

2.3 "Committee" shall mean the Human Resources Committee of the Board of Directors, or such other committee designated by the Board of Directors of Bank of Tennessee to administer the Plan. The Committee will manage and administer the Plan in accordance with the provisions of Article X of this Plan.

2.4 "Employee" shall mean any person who is in the regular full time employment of the Bank as determined by the personnel rules and practices of the Bank.

2.5 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.


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2.6      "Insurer" shall mean the insurance company to which both the
         Participant and the Bank will apply for insurance on the Participant's life and which issues the Insurance Policy.

2.7 "Insurance Policy" shall mean a life insurance contract issued by the Insurer.

2.8 "Participant" shall mean an Employee or a member of the Bank's Board of Directors who is selected and elects to participate in the Plan as provided in Article III hereby.

2.9 "Plan" shall mean the Bank of Tennessee Split Dollar Life Insurance Plan, which shall be evidenced by this instrument and by each Plan Agreement.

2.10 "Plan Agreement" shall mean the form of written agreement, attached hereto, which is entered into by and between the Bank and a Participant, and to the extent required by the Committee, a Participant in the Plan prior to its assumption by Bank of Tennessee and its amendment and restatement, shall execute a new Plan Agreement.

                    ARTICLE III - ELIGIBILITY AND MEMBERSHIP

3.1 The Committee shall have the sole discretion to determine the Employees that are eligible to become Participants in accordance with the purposes of the Plan, and the top-hat exemption of ERISA. Participants in the Plan prior to its assumption by Bank of Tennessee and its amendment and restatement shall continue to participate in accordance with the terms of the Plan as amended and restated.

3.2 As a condition of participation, each Participant so selected shall complete, execute, and return to the Committee a Plan Agreement in the form attached hereto and will comply with such further conditions as may be established and in the sole discretion of the Committee.

                  ARTICLE IV - PROCUREMENT OF INSURANCE POLICY

4.1 In the form and manner determined by the Committee, the Bank and the Participant shall apply to the Insurer for an Insurance Policy on each Participant's life in the amount specified in his respective Plan Agreement. The Participant shall:

         (a) furnish such information as the Insurer or Committee may require;

         (b)      take such physical examinations as may be requested, and

         (c) do any other legal or moral act which may be requested by the Insurer.

4.2 If a Participant does not cooperate in the securing of such insurance, or if he is for any reason unable to obtain insurance in the specified amount of his life, the Bank shall have no further obligation to Participant under the Plan and such Participant's Plan Agreement shall terminate.

4.3 As determined by the Committee, the Bank and the Participant shall be the owners of any Insurance Policy acquired on Participant's life. Their respective interests in the Insurance


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         Policy shall be as they are set out in the Plan and Plan Agreement.
         Nothing herein shall prevent the Bank from owning the entire Insurance Policy.

4.4 The Bank shall have no obligation of any nature whatsoever to a Participant under the Plan or Plan Agreement, if the circumstances of the Participant's death preclude payment of death proceeds under the Insurance Policy.

4.5 On or before the due date of each insurance policy premium, or within the grace period provided therein, the Bank shall pay to the Insurer the premium due.

                            ARTICLE V - BENEFICIARY

5.1 The Participant shall designate his Beneficiary to receive benefits under the Plan and the Plan Agreement. If more than one Beneficiary is named, the shares and preference of each shall be indicated.

5.2 The Bank and the Participant shall execute a Beneficiary Designation Form used by the Insurer for such designations. It shall limit the rights of the Participant's designated Beneficiary to the amount of the death benefit proceeds specified in his Plan Agreement with the balance payable to the Bank. Such Beneficiary designation shall not be terminated, altered or amended by the Bank, without the express written consent of the Participant. The parties hereto agree to take all action necessary to cause such Beneficiary designation to conform to the provision of this Plan and Plan Agreement.

5.3 Participant shall have the right to change the Beneficiary by submitting a written direction to the Bank which will instruct the Bank to file with the Insurer a Change of Beneficiary form. Both the Bank and the Participant will execute that document.

5.4 No change in Beneficiary shall be effective until acknowledged in writing by the Insurer.

5.5 Any payment made by the Insurer in accordance with an acknowledged Beneficiary designation shall fully discharge the Insurer from all further obligations with respect to such payment.

5.6 The Participant may elect any settlement option under the Insurance Policy of his Beneficiary's portion of the death benefit proceeds and the Bank agrees to execute and deliver to the Insurer the necessary forms to elect the requested settlement options.

                   ARTICLE VI - RIGHTS TO BENEFITS OF POLICY

6.1 While the Participant's Agreement is in force, the Bank shall have the unqualified right to control the portion of the cash surrender value of the Insurance Policy equal to the amount it contributed out of its own funds pursuant to Section 4.5 of this Plan.

6.2 The Bank shall possess the right to borrow either directly or indirectly against each Insurance Policy or to repledge its collateral security interest in it for an amount not exceeding its interest.


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6.3      The Participant shall control all policy values over and above those reserved to the Bank, and all other policy rights not otherwise ceded to the Bank. However, the Participant agrees that he will not deal with the Insurance Policy other than in a manner expressly provided for in the Plan or the Plan Agreement until after this Plan or the Participant's Plan Agreement is terminated.

                    ARTICLE VII - NO CONTRACT OF EMPLOYMENT

7.1 This Agreement does not constitute a contract of employment between the Bank and the Participant. Employment and compensation may be terminated with or without cause at any time by the Bank or by the Participant.

                    ARTICLE VIII - AMENDMENT AND TERMINATION

8.1 Bank of Tennessee reserves the right to totally or partially amend, modify or supplement this Plan at any time.

8.2 Bank of Tennessee reserves the right to terminate this Plan, and each subsidiary reserves the right to terminate its participation herein.

8.3 The Bank reserves the right to terminate the Plan Agreement or any Participant.

8.4 The right to terminate, amend, modify or supplement the Plan or terminate any Plan Agreement shall be exercised for the Bank by the Committee.

8.5 No action to terminate, amend, modify or supplement the Plan or terminate any Plan Agreement shall be taken except upon written notice not less than thirty (30) days prior to such action to each Participant to be affected thereby.

8.6 If a termination occurs, the obligation of the Bank to make any premium payments shall cease and the rights of the parties shall be controlled by Article IX.

               ARTICLE IX - RELEASE OF BANK'S OWNERSHIP INTEREST

9.1 If the Participant's Plan Agreement is terminated, the Bank shall be entitled to withdraw funds from the Insurance Policy equal to the amount provided for in Section 6.1, reduced by all indebtedness and interest incurred by it that is owed to the Insurer as a lien against such Insurance Policy or in its discretion it may apply said net funds to exercise any other option provided by the Insurance Policy, but said application of funds shall not reduce the death benefit interest of the Participant's Beneficiary.

9.2 After the Bank has exercised its election under Section 9.1, it will no longer have any interest in the remaining Insurance Policy which thereafter shall be solely owned by the Participant or his assignee. The parties shall execute whatever documents are required by the Insurer to cause this change to occur.


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                     ARTICLE X - ADMINISTRATION OF THE PLAN

10.1 The sole right of construction, interpretation and general administration of the Plan shall be vested in the Committee. The Committee, as Plan Administrator, shall be deemed the Named Fiduciary of the Plan.

10.2 The Committee may act or adopt resolutions with or without a meeting. Any action take or resolution adopted without a meeting shall require the consent of all duly appointed and acting members. Any action taken or resolution adopted at a meeting of the Committee shall require approval of a majority of a quorum. A quorum shall consist of a majority of the duly appointed and acting members.

10.3 The Committee shall establish rules, forms and procedures for the administration of the Plan from time to time. The Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and is specifically authorized to exercise its discretion in the administration of the Plan.

10.4 The following claims procedure shall apply to the Plan and shall be interpreted consistent with the requirements of ERISA:

         (a) For claims procedure purposes, the "Claims Manager" shall be the Committee. If for any reason a claim for benefits under this Plan is denied by the Bank, the claims Manager shall deliver to the Claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of its claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                  (1) The claimant's claim shall be deemed filed when presented orally or in writing to the Claims Manager.

                  (2) The Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

         (b) The claimant shall have 60 days following its receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or its representative may submit pertinent documents and written issues and comments.

         (c) The Claims Manager shall decide the issues on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of its claim. The decision on review shall be in writing and shall include specific reasons for the decisions written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.


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10.5     No member of the Committee shall be liable for any act or omission of any other member of the committee, nor for any act or omission on his part excepting only willful misconduct. The Bank shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee excepting only expenses and liabilities arising out of his own willful misconduct. Expenses against which a member of the Committee shall be so indemnified shall include, without limitation, the amount of any settlement or judgment costs, counsel fee, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law or under any other indemnification provisions now or hereafter adopted by the Bank.

10.6 The Bank shall supply full and timely information to the Committee on all matters relating to the employment of all Participants and such other pertinent facts as the Committee may require.

                     ARTICLE IX - PARTICIPANT'S ASSIGNMENT

11.1 The Participant shall have the right to make an absolute assignment of his entire interest under this Plan and Plan Agreement and of his interest in the Insurance Policy at any time to any person or persons. Upon delivery of a signed copy of the assignment to the Bank, all of the rights, obligations and duties of the Participant hereunder shall pass to and be binding upon such assignee (including the right to make further assignments) and the Participant shall have no further interest in this Plan or the Insurance Policy.

                       ARTICLE XII - INSURER'S LIABILITY

12.1 If this Plan or Plan Agreement is still in existence at the death of a Participant, the Insurer shall be discharged from all liability under the appropriate policy upon payment of the proceeds in the manner following:

         (a) The amount provided for in Section 6.3 shall be paid in accordance with both the Participant's final Beneficiary Designation and any Optional Method of Settlement election filed with it.

         (b) The balance of the proceeds, if any, shall be paid to the Bank.

                    ARTICLE XIII - MISCELLANEOUS PROVISIONS

13.1 Any notice which shall or may be given under the Plan or a Plan Agreement shall be in writing and shall be mailed by first class mail, postage prepaid. If notice is to be given to the Bank, such notice shall be addressed to the Bank at its general offices:


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                               Bank of Tennessee
                             301 East Center Street
                        Kingsport, Tennessee 37660-4801
                      Attention: Human Resources Committee
                        Split Dollar Life Insurance Plan

         If notice is to be given to a Participant, such notice shall e addressed to the address shown on such Participant's Plan Agreement or the Participant's last known address, if different.

13.2 Any party may change the address to which notices shall be mailed from time to time by giving written notice of such new address.

13.3 The Plan shall be binding upon the Bank and its successors and assigns, and upon a Participant, his Beneficiary, heirs, executors and administrators.

13.4 This Plan shall be construed and governed in all respects under and by the laws of the State of Tennessee, except to the extent preempted by ERISA. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

13.5 Headings and subheadings in this Plan are inserted for convenience and reference only and do not constitute any part of this Plan.

13.6 This Plan may be executed in an original and any number of counterparts, each of which shall constitute an original of one and the same instrument.

13.7 This Plan shall be construed, where required, so that the masculine gender includes the feminine.

13.8     Notwithstanding the provisions of Article VII, upon:

         (a) a dissolution, liquidation, merger, consolidation or acquisition in which Bank of Tennessee is not the surviving or resulting Bank;

         (b) a sale of all or substantially all of the assets of Bank of Tennessee; or

         (c) any acquisition by any person or group of associated persons of the ownership, control or voting power of twenty-five percent (25%) or more of the voting securities of Bank of Tennessee, other than a pro forma transaction for a purpose such as changing the name or state of incorporation of Bank of Tennessee, neither the Plan nor any Plan Agreement may be terminated, amended or modified, unless Bank of Tennessee specifically authorizes that as of the date of the Change in Control, the Agreement may be assumed by the surviving or resulting corporation in which case the surviving or resulting corporation shall have all the rights and duties of the Bank hereunder, subject to any conditions imposed by Bank of Tennessee in authorizing the assumption of the Plan and the Plan Agreements.


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This 12th day of May, 1994.

                                          BANK OF TENNESSEE



                                          /s/ Giles W. Morrill
                                          -------------------------------------
                                          Giles W. Morrill
                                          Chairman - Human Resources Committee

/s/ Peggy H. Cole
----------------------------
         Secretary

                                          /s/ Colon A. Terrell, Jr.
                                          -------------------------------------
                                          Colon A. Terrell, Jr.
(Corporate Seal)                          President and CEO